NEWS RELEASE

Cooper Standard to Present at 2016 Deutsche Bank Global Auto Industry Conference

NOVI, Mich., Jan. 8, 2016 – Cooper-Standard Holdings Inc. (NYSE: CPS) will present at the 2016 Global Auto Industry Conference hosted by Deutsche Bank on Tuesday, Jan. 12 in Detroit.

Cooper Standard’s Jeffrey Edwards, chairman and CEO, and Matthew Hardt, executive vice president and CFO, will provide an update on the Company’s business and strategies from 4:35 to 5:15 p.m. ET. A link to the live webcast will be available on the Company's website (www.ir.cooperstandard.com) and a replay of the webcast will be available following the event.

About Cooper Standard
Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include rubber and plastic sealing, fuel and brake lines, fluid transfer hoses and anti-vibration systems. Cooper Standard employs more than 27,000 people globally and operates in 20 countries around the world. For more information, please visit www.cooperstandard.com.

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Contact for Analysts:	Contact for Media:
Roger Hendriksen	Sharon Wenzl
Cooper Standard	Cooper Standard
(248) 596-6465	(248) 596-6211
investorrelations@cooperstandard.com	sswenzl@cooperstandard.com